EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 8, 2013, with respect to the financial statements and supplemental schedule included in the Annual Report of Washington Gas Light Company Capital Appreciation Plan on Form 11-K for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said report in the Registration Statement of WGL Holdings, Inc. on Form S-8 (file No. 333-104572).

/s/ GRANT THORNTON LLP

McLean, Virginia

July 8, 2013